UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14a

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement		(as permitted by Rule 14A-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (S) 240.14a-12

OPNET TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPNET TECHNOLOGIES, INC.

7255 WOODMONT AVENUE

BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, SEPTEMBER 14, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPNET Technologies, Inc. (the “Company”) will be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 14, 2004 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	To elect one Class I director for a three-year term extending until the 2007 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2005; and

3.	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on July 23, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company’s stockholders is open for examination to any stockholder at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814 and will be available at the Annual Meeting.

A copy of the Company’s Annual Report for the year ended March 31, 2004, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

Marc A. Cohen

Chairman of the Board, Chief Executive Officer and

Secretary

Bethesda, Maryland

July 29, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

OPNET TECHNOLOGIES, INC.

7255 WOODMONT AVENUE

BETHESDA, MARYLAND 20814

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, SEPTEMBER 14, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of OPNET Technologies, Inc., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on September 14, 2004 at 10:00 a.m., local time, and at any adjournments thereof (the “Annual Meeting”).

All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

The Board of Directors has fixed July 23, 2004 as the record date (the “Record Date”) for determining holders of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote an aggregate of 20,116,166 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company’s Annual Report for the year ended March 31, 2004 (“fiscal 2004”) are first being sent or given to stockholders on or about July 29, 2004.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or telephone number: OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland, telephone: (240) 497-3000, Attention: Investor Relations. If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Votes Required

The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast on the matter is required for the election of the Class I director. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the ratification of the appointment of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 23, 2004 by:

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

•	each director and the nominee for director of the Company;

•	each of the executive officers of the Company; and

•	all executive officers, directors and the nominee for director of the Company as a group.

Except as set forth herein, the business address of the named beneficial owner is c/o OPNET Technologies, Inc., 7255 Woodmont Avenue, Bethesda, Maryland 20814 and each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of Common Stock as owned by such person or entity.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
William Blair & Company, L.L.C. 222 West Adams Street Chicago, IL 60606 (2)	1,937,152	9.6%

Marc A. Cohen (3)	2,767,358	13.6

Alain J. Cohen (4)	4,696,253	23.3

Joseph W. Kuhn (5)	30,000	*

Steven G. Finn (6)	65,000	*

Ronald W. Kaiser	—	*

William F. Stasior (7)	90,000	*

All executive officers, directors and the nominee for director, as a group (6 persons) (8)	7,648,611	37.3

*	Less than 1%.
(1)	The number of shares beneficially owned by each director, nominee for director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after July 23, 2004 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	The address and number of shares of Common Stock beneficially owned by William Blair & Company, L.L.C. is based solely on Form 13F filed with the SEC on July 12, 2004, which reports sole power to vote and dispose of all shares stated in the table above.
(3)	Includes 175,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.

(4)	Includes 75,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.
(5)	Includes 30,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.
(6)	Includes 45,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.
(7)	Includes 52,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.
(8)	Includes 377,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days after July 23, 2004.

PROPOSAL 1—ELECTION OF CLASS I DIRECTOR

The Company has a classified Board of Directors currently consisting of one Class I director, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The persons named in the enclosed proxy will vote to elect Ronald W. Kaiser as the Class I director, unless authority to vote for Mr. Kaiser is withheld by marking the proxy to that effect. The Class I director will be elected to hold office until the 2007 annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Mr. Kaiser has indicated his willingness to serve, if elected, but if he should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Kaiser will be unable to serve if elected.

For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, including Mr. Kaiser, there follows information given by that director concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominee for director and executive officers of the Company, except that Marc A. Cohen and Alain J. Cohen are brothers. Information with respect to the number of shares of Common Stock beneficially owned by each director and the nominee for director, directly or indirectly, as of July 23, 2004 appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominee for Term Expiring in 2007 (Class I Director)

Ronald W. Kaiser is 50 years old and has served as a member of the Board of Directors since October 2003. Mr. Kaiser presently serves as chief financial officer of Air Cargo, Inc., a privately held firm and provider of U.S. and European cargo transportation logistics, a position he has held since February 2003. Mr. Kaiser served as chief financial officer and treasurer of OTG Software, Inc. (“OTG”) from June 1998 until the sale of OTG to Legato Systems, Inc. in May 2002. OTG was a publicly traded corporation that provided online data storage and data access software solutions for business applications, email management and related services. From April 1998 to June 1998, Mr. Kaiser was an employee of Network Associates, Inc., a publicly traded Internet security company, following the acquisition of Trusted Information Systems, Inc. by Network Associates, Inc. From May 1996 to April 1998, Mr. Kaiser served as the chief financial officer of Trusted Information Systems, Inc., a publicly traded information security company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE LISTED ABOVE.

Directors Whose Terms Expire in 2005 (Class II Directors)

Alain J. Cohen, one of the Company’s founders, is 37 years old and has served as the Company’s President and Chief Technology Officer and as a member of the Board of Directors since the Company’s inception in 1986. Mr. Cohen received a bachelor’s degree in electrical engineering from the Massachusetts Institute of Technology (“M.I.T.”).

Dr. Steven G. Finn is 58 years old and has served as a member of the Board of Directors since March 1998. Dr. Finn has been a principal research scientist and lecturer at M.I.T. since 1991. Dr. Finn has also served as a consultant with Matrix Partners, a venture capital firm, since 1991.

Directors Whose Terms Expire in 2006 (Class III Directors)

Marc A. Cohen, one of the Company’s founders, is 41 years old and has served as the Chairman of the Board since the Company’s inception in 1986 and as the Company’s Chief Executive Officer since 1994. From 1986 to 1992, Mr. Cohen was also a consultant with Booz Allen Hamilton Inc. (“Booz Allen”), an international management and consulting company. Mr. Cohen received a bachelor’s degree in engineering science from Harvard University and a master’s degree in electrical engineering from Stanford University.

William F. Stasior is 63 years old and has served as a member of the Board of Directors since March 1998. Since October 1999, he has served as senior chairman of Booz Allen. From 1991 to 1999, he served as chairman and chief executive officer of Booz Allen. Mr. Stasior currently serves on the boards of directors of SkyTerra Communications, Inc., a telecommunications service provider, and Vanu Inc., a privately-held software company.

Board Determination of Independence

Under NASDAQ rules that become applicable to the Company on the date of the Annual Meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of Dr. Finn, Mr. Kaiser or Mr. Stasior has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ National Market, Inc. Marketplace Rules.

Board Meetings and Attendance

The Board of Directors met four times during fiscal 2004. Each director attended all of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he then served.

Director Attendance at the Annual Meeting

The Board of Directors does not have a policy with regard to attendance by directors at annual meetings. Two of the directors attended the 2003 annual meeting of stockholders.

Board Committees

The Board of Directors has established two standing committees—Compensation and Audit—each of which operates under a charter that has been approved by the Board.

The Board of Directors has determined that all of the members of each of the Board’s two standing committees are independent as defined under the new rules of the NASDAQ National Market that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ National Market that apply to the Company until the date of the Annual Meeting and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

The Compensation Committee, which is currently composed of Dr. Finn and Mr. Stasior, reviews executive salaries, administers the Company’s bonus, incentive compensation and stock plans and approves the salaries and other benefits of the Company’s executive officers. In addition, the Compensation Committee consults with the Company’s management regarding the Company’s benefit plans and compensation policies and practices. The Compensation Committee met three times during fiscal 2004.

The Audit Committee is currently composed of Dr. Finn and Messrs. Kaiser and Stasior. The Board has determined that Mr. Kaiser is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met eleven times (including by teleconference) during fiscal 2004. The functions of the Audit Committee include:

•	appointment of the Company’s independent auditors;

•	reviewing the independence of the independent auditors;

•	reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

•	evaluating the adequacy of the Company’s internal financial and accounting processes and controls; and

•	reviewing with management and the independent auditors the annual and interim financial statements of the Company.

Director Candidates

Each of the members of the Board of Directors participates in the consideration of director nominees. The Board of Directors does not currently have a standing nominating committee, but believes it is appropriate to establish such a committee and intends to establish such a committee prior to the Annual Meeting. The Board of Directors expects that this committee would consist entirely of directors who are “independent” as defined in the new rules of the NASDAQ National Market that become applicable to the Company on the date of the Annual Meeting. The Board of Directors does not currently have a formal policy with regard to the consideration of director candidates recommended by stockholders, and believes it is appropriate to establish such a policy. The Board will direct its new nominating committee to develop such a policy. The Board intends to make a copy of the charter of the new nominating committee available on the “Investor Relations” section of the Company’s website at www.opnet.com.

Stockholders have the right under the Company’s Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth under “Stockholder Proposals for 2005 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in the Bylaws will not be included in the Company’s proxy card for the next annual meeting.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, OPNET Technology, Inc., 7255 Woodmont Avenue, Bethesda, MD 20814. The Chairman of the Board, with the assistance of the Company’s Corporate Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics that applies to all Company directors, officers and employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the “Investor Relations” section of the Company’s website at www.opnet.com. The Company intends to satisfy the disclosure requirements under Item 10 of Form 8-K regarding amendments to, or waivers from, the code of business conduct and ethics by either providing such information on a Form 8-K filed with the SEC or by posting such information on the “Investor Relations” section of the Company’s website at www.opnet.com. Information contained on the website is not part of this proxy statement.

Compensation of Directors

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Historically, non-employee directors have not received cash compensation for serving as directors. Effective July 2004, the Company will pay non-employee directors an annual retainer of $15,000 and a fee of $1,000 per day for attending Board or Board Committee meetings in person or by telephone. No director who is an employee of the Company receives separate compensation for services rendered as a director.

The Company’s non-employee directors receive automatic annual grants of stock options pursuant to the Company’s 2000 Director Stock Option Plan. Each non-employee director will be granted an option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders, provided that he or she is serving as a director immediately following such annual meeting of stockholders. In addition, each person who becomes a non-employee director other than pursuant to election at an annual meeting of stockholders will be granted an option on the date of his or her election to the Board of Directors to purchase a number of shares of Common Stock calculated by multiplying 833 by the number of full calendar months remaining from the date of his or her initial election to the Board of Directors until the first anniversary of the prior year’s annual meeting of stockholders. Historically, this plan provided for annual grants of 15,000 shares of Common Stock. The Board recently amended the plan to reduce the annual grant to 10,000 shares, as described above.

These options will have an exercise price equal to the closing price of the Common Stock on the NASDAQ National Market on the date of grant. These options will vest and become exercisable in full at the time of the next annual meeting of stockholders following their grant and will terminate on the earliest to occur of (i) the seventh anniversary of the date of grant or (ii) 30 days after the date on which the recipient ceases to serve as a director.

Compensation of Executive Officers

Summary Compensation Table

The table below sets forth, for the years ended March 31, 2004, 2003 and 2002, the total compensation earned by the Company’s Chief Executive Officer and its other executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name And Principal Position	Fiscal Year	Salary		Bonus	Shares Underlying Options	All Other Compensation (1)
Marc A. Cohen	2004	$220,000		$—	48,000	$3,500
Chairman of the Board and	2003	200,000		—	50,000	3,000
Chief Executive Officer	2002	200,000		—	100,000	3,000
Alain J. Cohen	2004	220,000		—	—	3,500
President and Chief Technology Officer	2003	200,000		—	—	3,000
	2002	200,000		—	—	3,000
Joseph W. Kuhn	2004	178,750		15,000	10,000	3,187
Vice President and Chief Financial Officer	2003 2002	175,000 41,954	(2)	— —	10,000 50,000	3,729 1,458

(1)	Represents amounts contributed by the Company under its 401(k) plan.
(2)	Mr. Kuhn joined the Company as an executive officer on January 7, 2002.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options during the year ended March 31, 2004 to the executive officers. All of these options were granted with an exercise price equal to or exceeding the fair market value of the Common Stock on the date of grant.

	Individual Grants
Name	Number of Shares Underlying Options Granted		Percent Of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
						5%	10%
Marc A. Cohen	48,000	(2)	15.0	$11.75	10/22/2013	$354,697	$898,871
Alain J. Cohen	—		—	—	—	—	—
Joseph W. Kuhn	10,000	(3)	3.0	11.75	10/22/2013	73,895	187,265

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.
(2)	The option vests as to 16,000 shares on each of October 23, 2006, 2007, and 2008.
(3)	The option vests as to 4,000 shares on October 23, 2006 and as to 3,000 shares on each of October 23, 2007 and 2008.

Aggregated Fiscal Year-End Option Values

The table below sets forth information concerning the number and value of unexercised stock options held by each of the executive officers on March 31, 2004. None of the executive officers exercised stock options during the year ended March 31, 2004.

	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Marc A. Cohen	118,750	154,250	$462,946	$751,995
Alain J. Cohen	56,250	18,750	133,696	44,565
Joseph W. Kuhn…	27,500	42,500	168,650	245,550

(1)	The value of unexercised in-the-money options is based upon the difference between the last sales price per share of the Common Stock on March 31, 2004 ($14.91), as reported on the NASDAQ National Market, less the exercise price.

Agreements with Executives

Marc Cohen and Alain Cohen each entered into a non-compete agreement with the Company on September 30, 1997. Under the agreements, Marc Cohen and Alain Cohen each agreed not to compete with the Company during the term of his employment and, in the event that his employment with the Company is terminated either at his voluntary election or by the Company for good cause, for a period of 12 months thereafter. In addition, Marc Cohen and Alain Cohen each agreed not to solicit the Company’s employees or customers on behalf of any competitor during the same period. Also, Marc Cohen and Alain Cohen each agreed to protect the Company’s confidential information during his employment, except as appropriate in the performance of his duties, and after the termination of his employment.

The Company has also entered into nondisclosure, non-compete, nonsolicitation and ownership of inventions agreements with Mr. Kuhn, under which he has agreed to protect the Company’s confidential information during and after the termination of his employment, and not to compete with the Company during the term of his employment and for 12 months after termination of his employment.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of March 31, 2004:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	3,599,217	$9.76	2,741,734	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2004, all of the remaining 2,319,874 shares under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) may instead be issued in the form of restricted stock, stock appreciation rights or other stock-based awards.

(2)	Includes 331,860 shares issuable under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”), including shares issuable in connection with the current offering period which ends on June 30, 2004. Also includes 2,319,874 shares issuable under the 2000 Plan. Under the 2000 Plan, the number of shares available for issuance automatically increases on the first trading day of each calendar year by an amount equal to 3% of the shares of Common Stock outstanding on the last trading day of the preceding calendar year, not to exceed an annual increase of 1,500,000 shares, or a lessor amount determined by the Board.

Report of the Compensation Committee on Executive Compensation

This report addresses the compensation policies of the Company applicable to its executive officers during fiscal 2004. The Compensation Committee of the Board of Directors, which is composed of two non-employee directors, administers the Company’s executive compensation program. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

Executive Compensation Philosophy

The goals of the Board of Directors and the Compensation Committee with respect to executive compensation are to align compensation with business objectives and performance, to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company, and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, cash bonus and stock options.

The Board of Directors and the Compensation Committee also believe that the compensation of the Chief Executive Officer and the Company’s other executive officers should be based to a substantial extent on the Company’s performance and adjusted, as appropriate, based on such executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Compensation Committee considers: (i) the Company’s financial performance during the past year and recent quarters, (ii) the individual’s performance during the past year and recent quarters and (iii) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the network management software industry.

Compensation Components

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) annual incentive awards in the form of cash bonuses and (iii) long-term, equity-based incentive awards.

Base Salary.  The Compensation Committee meets periodically to set the base salary levels of the Company’s executive officers. In April 2003, the Compensation Committee increased the base salary of Marc Cohen, the Company’s Chief Executive Officer, from $200,000 to $210,000. In October 2003, the Compensation Committee increased Marc Cohen’s base salary to $250,000 effective January 2004. The Compensation Committee also increased the base salaries of the Company’s other executive officers for fiscal 2004. When reviewing base salaries, the Compensation Committee considered individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other software companies in the Company’s industry and anticipates reviewing compensation packages at least annually.

Cash Bonus.  The Company’s cash bonus program is designed to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them when objectives are met. Under the cash bonus program, the executive officers receive annual bonuses within the framework of the bonus plans approved by the Compensation Committee for each executive. In accordance with the cash bonus program, the Company awarded cash bonuses for year ended March 31, 2004 in the aggregate of $15,000 to its executive officers.

Long-Term Incentive Compensation.  The Company’s Amended and Restated 2000 Stock Incentive Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The Compensation Committee strongly believes that a primary goal of the compensation program is to provide key employees who have significant responsibility for the management, growth and future success of the Company with the opportunity to participate in the financial gain from price increases in the Common Stock. Executives are eligible to receive stock options giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to the fair market value at the date of grant. Unless the Board of Directors, the Compensation Committee or the Chief Executive Officer provides otherwise, option grants to all executives, including the Chief Executive Officer, are exercisable as to one-fourth of the underlying shares on each of the first, second, third and fourth anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are considered and approved by the Compensation Committee based upon recommendations made by the Chief Executive Officer at the end of each year based upon (i) the individual executive’s performance during that year and (ii) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

During fiscal 2004, the Compensation Committee granted Marc Cohen options to purchase an aggregate of 48,000 shares of Common Stock. During fiscal 2004, the Company granted options to purchase an aggregate of 10,000 shares of Common Stock to the other executive officers of the Company.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

By the Compensation Committee of the Board of Directors.

Steven G. Finn

William F. Stasior

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Dr. Finn and Mr. Stasior. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2004 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company’s independent auditors.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit

Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are referred to under the heading “Independent Auditor Fees and Related Matters” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004.

By the Audit Committee of the Board of Directors.

Steven G. Finn

Ronald W. Kaiser

William F. Stasior

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from August 2, 2000 (the first trading date following the Company’s initial public offering) to March 31, 2004 with the cumulative total return of (i) the NASDAQ National Market and (ii) the NASDAQ Computer & Data Processing Index. The graph assumes the investment of $100.00 on August 2, 2000 in the Company’s Common Stock, the NASDAQ National Market, and the NASDAQ Computer & Data Processing Index, and in each case assumes that any dividends are reinvested.

COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*

AMONG OPNET TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$100 invested on 8/2/00 in stock or in index—including reinvestment of dividends. Fiscal year ending March 31.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Although stockholder approval of the Audit Committee’s appointment of Deloitte & Touche is not required, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of Deloitte & Touche. Deloitte & Touche served as the Company’s independent auditors for the years ended March 31, 2004 (“fiscal 2004”) and 2003 (“fiscal 2003”).

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor Fees and Related Matters

Audit Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) billed the Company aggregate fees of approximately $450,000 and $272,000 in fiscal 2004 and fiscal 2003, respectively, for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, international statutory audits, the restatement of the Company’s financial statements in fiscal 2004 and other fees related to the Company’s SEC filings and other accounting consultations.

Audit-Related Fees

Deloitte billed the Company aggregate fees of approximately $20,000 in fiscal 2004 and $18,000 in fiscal 2003 for audit-related services, including audits of the Company’s employee benefit plans.

Tax Fees

Deloitte billed the Company aggregate fees of approximately $88,000 and $51,000 in fiscal 2004 and fiscal 2003, respectively, for tax compliance and tax advisory services. The fees for tax compliance amounted to approximately $68,000 for fiscal 2004 and $46,000 for fiscal 2003, and related to the preparation of the U.S. federal tax returns, tax returns in overseas countries in which the Company does business and various state and local tax returns. The fees for tax advisory services amounted to approximately $28,000 for fiscal 2004 and $5,000 for fiscal 2003, and related to tax examination assistance, tax research and tax planning services in the countries in which the Company does business.

All Other Fees

Deloitte did not bill the Company fees in fiscal 2004 and fiscal 2003 for other professional services.

The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services, and may be subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy, and the related amounts of fees for services performed. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company and on the representations of the Reporting Persons, the Company believes that during the year ended March 31, 2004 the Reporting Persons complied with all Section 16(a) filing requirements, except Mr. Kuhn filed one late report covering one transaction.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

The Company will bear all costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokers, custodians and fiduciaries to forward the proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

To be considered for inclusion in the proxy statement for the 2005 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 7255 Woodmont Avenue, Bethesda, Maryland 20814, no later than the close of business on March 31, 2005.

If a stockholder of the Company wishes to present a proposal directly at the 2005 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2004 Annual Meeting; provided that, in the event that the date of the 2005 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2004 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2005 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2005 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual

Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stockholders wishing to propose director candidates for consideration by the stockholders at the 2005 annual meeting of stockholders may do so by writing to the Secretary of the Company and providing the information specified in the Company’s Bylaws, including the candidate’s name, address and principal occupation. The Company’s Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company received not less than 60 days nor more than 90 days prior to the first anniversary of the 2004 Annual Meeting; provided that, in the event that the date of the 2005 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2004 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2005 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2005 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

By Order of the Board of Directors,

Marc A. Cohen

Chairman of the Board, Chief Executive Officer and Secretary

Bethesda, Maryland

July 29, 2004

A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2004, CONTAINING CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION OF INTEREST TO STOCKHOLDERS, IS AVAILABLE UPON REQUEST WITHOUT CHARGE. PLEASE CONTACT:

Investor Relations

OPNET Technologies, Inc.

7255 Woodmont Avenue

Bethesda, Maryland 20814

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

PROXY

OPNET Technologies, Inc.

Proxy for the Annual Meeting of Stockholders to be held Tuesday, September 14, 2004

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned, having received notice of the meeting and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoints Alain J. Cohen, Marc A. Cohen, Joseph W. Kuhn and Dennis R. McCoy, and each of them, with full power of substitution, as proxies to represent and to vote, as designated herein, all shares of stock of OPNET Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the principal executive office of the Company, 7255 Woodmont Avenue, Bethesda, Maryland 20814, on Tuesday, September 14, 2004, at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth below have been proposed by the Company.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the director nominee and FOR Proposal 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall vote in person at the meeting.

(CONTINUED AND TO BE

SIGNED ON REVERSE SIDE)

SEE REVERSE SIDE

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Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders

OPNET Technologies, Inc.

September 14, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark [X] your votes as indicated in this example.

The	Board of Directors recommends a vote FOR the election of the nominee and FOR Proposal 2.
1.	To elect the following director to serve for a term ending upon the 2007 Annual Meeting of Stockholders or until his successor is elected and qualified.

Nominee:    Ronald W. Kaiser

☐ FOR the nominee            ☐ WITHHOLD AUTHORITY for the nominee

2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2005

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Mark here for address change and note below [  ].

Signature(s) __________________________________ Date ________________, 2004

Note: Please sign exactly as your name(s) appear(s) hereon. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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